As filed with the Securities and Exchange Commission on July 1, 2003
                                                Registration Statement No.
                                                                          ------

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               A. M. CASTLE & CO.
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  Maryland                                       36-0879160
        -----------------------------                         -----------------
       (State or Other Jurisdiction                          (I.R.S. Employer
     of Incorporation or Organization)                       Identification No.)

                              3400 North Wolf Road
                          Franklin Park, Illinois 60131
                                 (847) 455-7111
                -------------------------------------------------
               (Address, Including Zip Code, and Telephone Number,
        Including Area Code, of Registrant's Principal Executive Offices)

                              Jerry M. Aufox, Esq.
                               A. M. Castle & Co.
                              3400 North Wolf Road
                          Franklin Park, Illinois 60131
                            Telephone: (847) 349-2516
             --------------------------------------------------------
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:
                             William E. Doran, Esq.
                             Sachnoff & Weaver, Ltd.
                         30 S. Wacker Drive, 29th Floor
                          Chicago, Illinois 60606-7484
                                 (312) 207-6412

     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                              CALCULATION OF REGISTRATION FEE

                                              Proposed      Proposed
                                               Maximum       Maximum
  Title of Each                               Offering      Aggregate         Amount of
Class of Securities         Amount to be      Price Per     Offering        Registration
 to be Registered           Registered(1)     Share(2)      Price(2)             Fee
 ----------------           -------------     --------      --------             ---
Common Stock, $0.01 par       2,809,995        $5.00        $14,049,975      $1,136.64
   value per share

     (1) In accordance with Rule 416 under the Securities Act of 1933, the common stock offered hereby shall also be deemed to cover additional securities to be offered or issued in connection with stock splits, stock dividends or similar transactions.

     (2) Estimated solely for purposes of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the on the average of the high and low sales prices reported on AMEX on June 26, 2003.

          The registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. The Selling Stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                   Subject to Completion, dated July 1, 2003.

                                2,809,995 Shares

                                       of

                               A. M. CASTLE & CO.

                     Common Stock, par value $0.01 per share

          The Selling Stockholders identified in this prospectus may sell up to 2,809,995 shares of our common stock. If the Selling Stockholders elect to sell their shares, they may do so from time to time privately at prices individually negotiated with the purchasers, publicly in transactions on the Chicago Stock Exchange or the American Stock Exchange, or as otherwise discussed in "Plan of Distribution." We will not receive any proceeds from the sale of shares by the Selling Stockholders. See "Use of Proceeds."

          Our common stock is traded on the American Stock Exchange and the Chicago Stock Exchange under the symbol "CAS." On June 26, 2003, the last reported sale price of the common stock was $5.00.

          We will pay certain legal fees and other expenses of certain of the Selling Stockholders in this offering, except that all Selling Stockholders will bear their own costs of any brokerage commissions or discounts incurred in connection with the sale of their shares. We have also agreed to indemnify certain of the Selling Stockholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution."

          See "Risk Factors" beginning on page 5 for a discussion of factors that you should consider before you invest in the common stock being offered through this prospectus.

          Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.




                   This prospectus is dated [_________], 2003

                                TABLE OF CONTENTS

                                                                 Page
                                                                 ----
AVAILABLE INFORMATION..............................................3
A.M. CASTLE & CO...................................................4
RISK FACTORS.......................................................5
USE OF PROCEEDS....................................................7
SELLING STOCKHOLDERS...............................................7
PLAN OF DISTRIBUTION...............................................8
VALIDITY OF STOCK.................................................10
EXPERTS...........................................................10


                              Available Information

          We file reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). Those reports, proxy statements and other information may be obtained:

o At the Public Reference Rooms of the SEC in Washington, DC. Please call the SEC at 1-800-SEC-0330, or write the SEC at Securities and Exchange Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549, for further information.

o At the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006; or

o From the Internet site maintained by the Securities and Exchange Commission at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission.

          We have filed with the Securities and Exchange Commission a registration statement on Form S-3 under the Securities Act covering the shares of common stock offered by this prospectus. As permitted by the Securities and Exchange Commission, this prospectus, which constitutes a part of the registration statement, does not contain all the information included in the registration statement. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares offered by this prospectus have been sold or we have filed with the SEC an amendment to the registration statement relating to this offering which deregisters all securities then remaining unsold.

         We have previously filed the following documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and they are incorporated into this prospectus by reference:

          (a) Annual Report on Form 10-K of A. M. Castle & Co. for the fiscal year ended December 31, 2002, filed on March 3, 2003;

          (b) Proxy Statement of A. M. Castle & Co. for the Annual Meeting of Stockholders held on April 24, 2003, filed on March 18, 2003;

          (c) Current Report on Form 8-K filed on May 6, 2003;

          (d) Quarterly Report on Form 10-Q of A.M. Castle & Co. for the fiscal quarter ended March 31,2003, filed on May 15, 2003; and

          (e) The description of our common stock contained in the Proxy Statement of A. M. Castle & Co. for the Annual Meeting of Stockholders held on April 26, 2001, filed on March 23, 2001.

          You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information that is different. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement or any other document incorporated by reference herein is accurate as of any date other than the date of such document.

          On request, we will provide anyone who receives a copy of this prospectus with a copy of any or all of the documents incorporated in this prospectus by reference. Written or telephone requests for such copies should be directed to our principal office: A. M. Castle & Co., Investor Relations Department, 3400 North Wolf Road, Franklin Park, Illinois 60131, (847) 455-7111.


          This prospectus contains forward-looking statements. Some of the information contained or incorporated into in this prospectus, may be forward-looking statements under the federal securities laws. Such statements often contain words such as "anticipates," "intends," "seeks," "believes," "estimates," "plans," and "expects." These statements discuss expectations for the future, contain projections concerning the results of our operations or our future financial condition or state other forward-looking information. We believe it is important to communicate our expectations to our investors. However, there will be events in the future that we are not able to accurately predict or over which we have no control. The risk factors listed in this section, as well as any other cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in our common stock, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus, or in our other publicly filed reports which are or later will be incorporated herein, could have a material adverse effect on our business, operating results and financial condition.

                               A. M. CASTLE & CO.


          We are a distributor of highly engineered metal and plastic materials and a provider of value-added services associated with these materials. Our metal materials are commonly classified as either Ferrous (such as mild steel, cast steel and cast iron) and Non-Ferrous (such as aluminum, cooper, brass and lead). Our customers are a wide range of industrial companies within the producer durable equipment sector of our economy. We are classified as being in the metals distribution industry and we are known as a steel service center. We deliver highly engineered materials for critical applications where exact conformance to specifications provided to us by our customers is essential.

          Our customer base includes a variety of companies in the durable goods industry spread across the entire spectrum of the metal using sector. We maintain a diverse customer base with no significant geographical or customer concentration. Within our core specialty metals business we believe we are recognized as North America's leading industrial distributor of carbon, alloy and stainless steels; nickel alloy; aluminum; titanium; copper and brass as well as an industry pioneer and premier provider of material management programs that are designed to reduce our customer's total cost.

          Through our subsidiary Total Plastics, Inc. we also distribute a broad range of value-added industrial plastics. Together Castle and our affiliated companies operate in over 50 locations throughout North America.

                                  RISK FACTORS

          You should carefully consider the risks described below before making a decision to invest in our common stock. The risks and uncertainties described below are examples only and are not the only ones that we face. Additional risks and uncertainties that are not presently known to us or that we do not currently believe are important to an investor may also harm our business operations. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, our business, financial condition or results of operations could be seriously harmed. If that occurs, the trading price of our common stock could decline, and you may lose part or all of your investment.

          Our future operating results depend on a number of factors beyond our control such as the prices for metals, which could cause our results to be adversely affected.

          The prices we pay for raw materials and the prices we charge for products may change depending on many factors not in our control, including general economic conditions (both domestic and international), competition, production levels, import duties and other trade restrictions, and currency fluctuations. To the extent metals prices decline, this generally would mean lower sales and possibly lower net income, depending on the timing of the price changes. To the extent we are not able to pass on to our customers any increases in our raw materials prices, our results of operations may be adversely affected.

          We service industries that are highly cyclical, and any downturn in our customers' industries could reduce our revenue and profitability which could result in a negative impact on our stock price.

          Many of our products are sold to industries that experience significant fluctuations in demand based on economic conditions, energy prices, consumer demand and other factors beyond our control. As a result of the volatility in the industries we serve, we may have difficulty increasing or maintaining our level of sales of profitability if we are not able to divert sales of our products to customers in other industries when one or more of our customers' industries experiencing a decline. Therefore, we may not be able to increase or maintain its level of sales in periods of economic stagnation or downturn.


          The  success  of  our   business  is  affected  by  general   economic
conditions, and, accordingly, our business has been and could continue to be adversely impacted by an economic slowdown or recession.

          Periods of economic slowdown or recession in the United States, or the public perception that one may occur, can decrease the demand for our products, affect the availability and cost of our products and adversely impact our business. The current general economic slowdown has suppressed activity and demand in our industry over the past several years. This has been reflected in our financial losses in 2001 and 2002. Our overall financial results in 2003 will be substantially dependent upon the extent to which conditions in our industry and the general economy improve during the remainder of the year. A prolonged slowdown or slower than expected recovery will adversely affect our business.

          Production time and the cost of our products could increase if we were to lose one of our primary suppliers, which could adversely affect our ability to meet our customer demands.

          If, for any reason, our primary suppliers of metals should curtail or discontinue their delivery of such raw materials to us in the quantities we need and at prices that are competitive, our business could suffer since we have few long-term contracts to purchase metals. If, in the future, we are unable to obtain sufficient amounts of the necessary raw materials at competitive prices and on a timely basis from our traditional suppliers, we may not be able to obtain such raw materials from alternative sources at competitive prices to meet our delivery schedules, which could have an adverse impact on our revenues and profitability.

          Our industry is highly competitive, which may force us to lower our prices thus causing an adverse affect on net income.

          The   principal   markets  that  we  serve  are  highly   competitive.
Competition is based principally on price, service, quality, production capabilities, inventory availability and timely delivery. We compete in a highly fragmented industry. Competition in the various markets in which we participate comes from a large number of value-added metals processors, service centers on a regional and local basis, some of which have greater financial resources than we do and some of which have more established brand names in the local markets we serve. We also compete to a lesser extent with primary metals producers who typically sell to very large customers requiring shipments of large volumes of metal. Increased competition could force us to lower our prices or to offer increased services at a higher costs to us, which could reduce our gross margins and net income.

          Ownership of our stock is concentrated, which may limit stockholder ability to influence corporate matters.

          Affiliates and family members of one of our directors, Michael W. Simpson, collectively control over approximately 48% of our common stock (and common obtainable upon conversion of preferred stock) through various estates, partnerships, corporations, trusts and individual ownership, including, without limitation, shares owned by Mr. Simpson, and shares controlled by various trusts for which our director, Patrick J. Herbert, III, acts as trustee (collectively, the "Related Entities"). This concentration of ownership retains the voting power to substantially control the outcome of matters requiring a stockholder vote, including the election of directors and the approval of significant corporate matters. Such a concentration of control could adversely affect the market price of our common stock or prevent a change in control. In addition, the Related Entities, including without limitation, W.B. & Co. ("WB Co.") hold a majority of the Company's outstanding Series A Cumulative Convertible Preferred Stock, which gives the Related Entities the right, under the terms of the terms of the Series A Cumulative Convertible Preferred Stock, to restrict the Company from taking certain actions, including amending its certificate of incorporation or bylaws in a manner adverse to the rights of the Series A Cumulative Convertible Preferred Stock, paying or declaring dividends on or redeeming common stock or issuing any capital stock senior in right of liquidation or dividends to the Series A Cumulative Convertible Preferred Stock. These consent rights impose further control upon the Company and may prevent the Company from taking actions in the interest of the Common Stock.

          Trading volume of our stock is small which increases the volatility of our stock price, which may have an adverse affect on stockholder's investment.

          Although a public market exists for our common stock, trading activity has been limited. Due to the relatively small number of shares currently outstanding, the trading of a relatively small number of shares could subject the stock price to volatility and significantly affect the market price of our common stock. The market price of our common stock is affected by a number of other factors, including variations in our operating results, evolving business prospects and competitors, as well as general conditions in the economy and the financial markets. Also, the equity markets generally have experienced significant price and volume fluctuations in recent years.

          We have various mechanisms in place that may prevent a change in control that stockholders may otherwise consider favorable.

          In addition to the high concentration of inside ownership described above, our certificate of incorporation and by-laws and the Maryland General Corporation Law include provisions that may be deemed to have antitakeover effects and may delay, defer or prevent a takeover attempt that stockholders might consider in their best interests. Our certificate of incorporation contains provisions that require the approval of two-thirds of the stockholders entitled to vote to amend our certificate of incorporation (unless our Board of Directors has unanimously approved the amendment). In addition, our by-laws may be amended only by our board of directors, and they contain certain advance notice procedures for nominating candidates for election to the board of directors. Our board of directors is empowered to issue up to 10,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank check" preferred stock, and an issuance thereof, may have an adverse effect on the market price of our common stock. Furthermore, we are subject to the antitakeover provisions of the Maryland General Corporation Law that prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of five years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination or stockholder interest is approved in a prescribed manner. The application of these and certain other provisions of the certificate of incorporation could also have the effect of delaying or preventing a change of control of the Company, which could adversely affect the market price of our common stock.

                                 USE OF PROCEEDS

          We will not receive any of the proceeds from the sale of shares of common stock covered by this prospectus. All of the proceeds will be received by the Selling Stockholders. A total of 1,793,722 of the shares offered hereby are shares obtainable by certain Selling Stockholders upon conversion of all outstanding shares of our Series A Cumulative Convertible Preferred Stock, together with an additional 298,000 shares assuming the conversion of two years' of accrued dividends at 8% per annum. The Series A Cumulative Convertible
Preferred Stock has an aggregate liquidation preference equal to $12,000,000, and accrues dividends (whether or not declared) at the per annum rate of 8%. To the extent that the Selling Stockholders convert their shares of Series A Cumulative Convertible Preferred Stock into shares of common stock sold hereunder, we will benefit from the elimination of the liquidation preference and dividend obligation with respect to all shares so converted.

                               SELLING STOCKHOLDER

          We are registering shares of common stock for sale by those persons and entities identified in the table set forth below (individually, a "Selling Stockholder" and collectively, the "Selling Stockholders").

          On November 22, 2002, we issued a total of 12,000 shares of Series A Cumulative Convertible Preferred Stock to a group of existing stockholders for a total purchase price of $12,000,000 (the "Preferred Transaction"). The Series A Cumulative Convertible Stock accrues a preferential dividend at the per annum rate of 8%. The Series A Cumulative Convertible Preferred is convertible by dividing the purchase price thereof plus accrued dividend by the conversion price of $6.69 per share. Of the shares offered hereby, 1,793,722 represent the shares issuable upon conversion of all outstanding Series A cumulative Convertible Preferred, and an additional 298,000 represent the conversion of an assumed two years' of accrued dividends. Depending on the amount and timing of conversion and sale, the accrued dividends and resulting number of conversion shares of common stock available for sale hereunder may be less.

          A total of 17,937 of the shares offered hereby represent shares issued by us to William Blair & Co., LLC in consideration for services rendered in connection with the Preferred Transaction.

          The remaining 700,336 shares offered hereby are held by the A. M. Employee's Trust, U/T/A 12/28/50, subtrust under the Master Trust Agreement between A. M. Castle & Co. and Northern Trust Company, dated as of January 1, 1997, which we refer to herein as the "Trust." The Trust will receive all proceeds from the share offered hereby under the A. M. Castle & Co. Salaried Employees Pension Plan (the "Salaried Plan") and the A. M. Castle & Co. Hourly Employees Retirement Plan (the "Hourly Plan" and collectively with the Salaried Plan, the "Plans"), for the benefit of eligible participants under the Plans.

          The following table sets forth, for each Selling Stockholder, the number of shares beneficially owned by such Selling Stockholder prior to this offering, the maximum number of shares offered hereby and the number of shares beneficially owned by such Selling Stockholder after this offering, assuming that all of the shares offered hereby are in fact sold by such Selling Stockholder.


              Selling Stockholder         Number of Shares       Number of Shares        Number of Shares    Percentage of
              -------------------          Owned Prior to          Being Offered(1)       After Offering      Class After
                                             Offering(1)           -------------          --------------       Offering
                                             --------                                                          --------
          A. M. Employee's Trust,           1,622,562                 700,336                 922,226            9.07%
          U/T/A 12/28/50, subtrust
          under the Master Trust
          Agreement between A. M.
          Castle & Co. and Northern
          Trust Company, dated as of
          January 1, 1997   (2)

          William Blair & Co., LLC            17,937                   17,937                     -0-             0.1%

          WB Co.                           6,167,326 (3)(4)         2,091,722 (4)           4,075,604           34.39%

                                                            7

          (1) The shares owned and offered hereby shall include, in addition to the numbers indicated, any additional shares of our Common Stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of our Common Stock.

          (2) Of the shares held by the Trust, 1,210,067 are held by the Trust on behalf of the Salaried Plan and 412,495 shares are held by the Trust on behalf of the Hourly Plan. The trustee has responsibility to prudently manage the common stock held by the Trust on behalf of each of the Plans a manner consistent with maximizing the value of its investment in common stock and in accordance with its determination of the extent to which it may prudently continue to hold such shares consistent with the diversification and related fiduciary requirements of ERISA. The trustee has the authority to cause the Trust to sell shares of common stock on behalf of the Plans from time to time as it may deem appropriate, and to vote the shares of common stock held by the Trust on behalf of the Plans. The trustee intends to manage the sale of the common stock in a manner consistent with maintaining an orderly market for the shares. The Trustee intends to allocate sales of common stock between the Plans in such manner as it deems to be in the best interests of each respective Plan. The trustee has retained GreatBanc Trust Company to serve as its investment advisor regarding the management and sale of the common stock offered hereby. The compensation received by the trustee and its investment advisor is not contingent in any way on the sale or continued ownership of common stock by the Trust.

          (3)Holds no shares for its own benefit, 4,060,904 shares as nominee for Simpson Estates, Inc. and the remainder as nominee for other individuals and entities that are affiliates and/or family members of our director, Michael W. Simpson. Such individuals and entities may hereafter offer the shares held by them directly pursuant to the Plan of Distribution. However, WB Co. currently maintains dispositive power over all shares offered hereby that are obtainable upon conversion of the Preferred Stock. Several of such entities are trusts of which our director, Patrick J Herbert, III, acts as trustee.

          (4)The shares owned and offered hereby assume that all 12,000 outstanding shares of its Series A Cumulative Convertible Preferred Stock is ultimately convertible for (and is in fact converted into) the maximum number of possible shares of Common Stock, and assumes 298,000 additional shares upon the conversion of accrued dividends over two years.



                              PLAN OF DISTRIBUTION

          The Selling Stockholders are offering for resale under this prospectus an aggregate of up to 2,809,995 shares of our common stock. The Selling Stockholders, or their assignees and successors-in-interest may sell, from time to time, any or all of the shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

     o Sales on the Chicago Stock Exchange or the American Stock Exchange, in the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price;

     o    Underwritten offerings;

     o    Ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    Purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    An  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    Privately negotiated transactions;

     o    Short sales;

     o Broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     o    A combination of any such methods of sale; or

     o    Any other method permitted pursuant to applicable law.

          The Selling Stockholders may also sell shares under Rule 144 as promulgated under the Securities Act of 1933, if available, rather than under this prospectus.

          The Selling Stockholders may, together with any agent of the Selling Stockholders, accept or reject in whole or in part any proposed purchase of the shares of common stock offered by this prospectus. We will not receive any proceeds from the offering of shares by the Selling Stockholders.

          Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of the shares of common stock covered by this prospectus may be limited in its ability to engage in market activities with respect to such shares. The Selling Stockholders, for example, will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under it, including, without limitation, Regulation M, which provisions may restrict activities of the Selling Stockholders and limit the timing of purchases and sales of any shares of common stock by the Selling Stockholder. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. The foregoing may affect the marketability of the shares offered by this prospectus.

          The Selling Stockholders may also engage in short sales against the box (where the seller actually owns the stock, but does not want to close out the position, but instead sells a put option covered by the retained position), puts (an option giving the holder of the option the right to sell the stock at a given price by a given date) and calls (the opposite of a put, a call is an option that gives the holder the right to buy stock at a given price in a given period of time) and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to brokers under the margin provisions of customer agreements or other lenders under the terms of the loan agreements. If the Selling Stockholders default on a margin loan or other loan, the broker or lender may offer and sell, from time to time, the pledged shares.

          The Selling Stockholders may sell shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions, concessions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Market makers and block purchasers that purchase the shares will do so for their own account and at their own risk. It is possible that the Selling Stockholders will attempt to sell shares in block transactions to market makers or other purchasers at a price per share that may be below the then-current market price. We cannot make assurances that all or any of the shares of common stock will be sold by the Selling Stockholders.

          The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be underwriters within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

          We have not registered or qualified the shares of common stock offered by this prospectus under the laws of any country, state or jurisdiction, other than the United States.

          Certain of the Selling Stockholders have agreed to indemnify such broker-dealers with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act. In addition, the Company has agreed to indemnify such Selling Stockholders with respect to the shares offered hereby against certain liabilities, including certain liabilities under the Securities Act or, if such indemnify is unavailable, to contribute toward amounts required to be paid in respect of such liabilities.

          The Company will pay the registration expenses incident to the offering and sale of the shares by the Selling Stockholders to the public. Such expenses (estimated to be $15,000) include legal and accounting expenses, filing fees payable to the Commission, applicable state "blue sky" filing fees and printing expenses. The Company, however, will not pay for any expenses, commissions or discounts of underwriters, dealers or agents for any of the Selling Stockholders.

          Our common stock is currently traded on the Chicago Stock Exchange and the American Stock Exchange. The public offering price for any shares that are sold will be determined by the price indicated on such system at the time such sale occurs, or at such price as shall be determined through private negotiations between the buyers and the Selling Stockholders, or their agents.


                                VALIDITY OF STOCK

          Jerry M. Aufox, Secretary and Corporate Counsel of A.M. Castle, has issued an opinion about the validity of the shares of common stock offered hereby. Mr. Aufox is the beneficial owner of 22,422 shares of common stock.


                                     EXPERTS

          The financial statements and the related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company's change in its method of accounting for goodwill and intangible assets upon adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets"), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses payable by us in connection with the sale of our common stock being registered hereby. All the amounts shown are estimated, except the Securities Exchange Commission registration fee.

              SEC registration fee........................$1,136.64

              Printing expenses.................................500

              Legal fees and expenses.........................5,000

              Accounting fees and expenses....................5,000

              Miscellaneous expenses.......................3,363.36

                              Total                       $  15,000


Item 15.  Indemnification of Directors and Officers.

          We are a Maryland corporation, subject to the applicable indemnification provisions of the General Corporation Law of the State of Maryland (the "MGCL"). Section 2-418 of the MGCL empowers a Maryland corporation to indemnify, subject to certain prescribed standards, any person in connection with any action, suit or proceeding brought or threatened because such person is or was a director, officer, employee or agent of the corporation or was serving as such with respect to another corporation or other entity at the request of such corporation.

          Section 2-405.2 of the MGCL permits a Maryland corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to a corporation or its stockholders for money damages. A Maryland corporation may indemnify its present and former directors and officers, among others, against (1) judgments, (2) penalties, (3) fines, (4) settlements and (5) reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

          The MGCL does not permit a corporation to indemnify its present and former directors, officers, agents or employees if it is established that:

   o the act or omission of the director, officer, employee or agent was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

   o the director, officer, employee or agent actually received an improper personal benefit in money, property or services; or

   o in the case of any criminal proceeding, the director, officer, employee or agent had reasonable cause to believe that the act or omission was unlawful.

          Unless a corporation's charter provides otherwise, which our charter does not, the MGCL requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

          Under the MGCL, a Maryland corporation generally may not indemnify a person for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify a person for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify a person for expenses only if a court so orders. Our bylaws obligate us to indemnify our directors and officers, whether serving us or, at our request, any other entity, to the maximum extent required or permitted by the MGCL, including the advancement of expenses under the procedures and to the maximum extent permitted by law.

          Our charter also contains provisions that eliminate and limit the personal liability of directors to the full extent permitted by the MGCL. Pursuant to the MGCL, our charter also limits the personal liability of officers to the same extent as directors. Under the MGCL, limitation of personal liability of directors or officers is permitted in all but the following two situations: (1) for the amount of any improper benefit they actually receive or
(2) to the extent that a judgment or final adjudication adverse to the director or officer in a proceeding based on the finding in that proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          We may maintain insurance, at our expense, to protect us and any of our directors, officers, employees or agents or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against expense, liability or loss under the MGCL.

Item 16.  Exhibits.

     (a) Exhibits (all filed herewith except where otherwise noted):

               3.1  Articles of Incorporation (1)
               3.2  Bylaws (1)
               4.1  Series A Cumulative  Convertible  Preferred  Stock  Purchase
                    Agreement, dated November 22, 2002 (2)
               4.2  Articles   Supplementary--Series  A  Cumulative  Convertible
                    Preferred Stock (2)
               4.3  Registration Rights Agreement, dated November 22, 2002 (2)
               5.1  Opinion of Jerry M. Aufox,  General  Counsel,  regarding the legality of the securities being registered
               23.1 Consent of Deloitte & Touche LLP, independent auditors
               23.2 Consent of Jerry M. Aufox (included in Exhibit 5.1)
               24   Powers of Attorney (page II-4)

--------------------

(1) Incorporated by reference to the Company's Definitive Proxy Statement on Form 14A filed on Mrch 15, 2002.

(2) Incorporated by reference to Item 7 to the Company's Current Report on Form 8K filed on December 2, 2002.


Item 17.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided,  however,  that paragraphs  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for the indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin Park, State of Illinois, on July 1, 2003.

                                            A. M. CASTLE & CO.

                                            BY:  /s/
                                               --------------------------------
                                                      G. Thomas McKane
                                                      President &
                                                      Chief Executive Officer

          The undersigned officers and directors of A. M. Castle & Co. hereby severally constitute and appoint G. Thomas McKane and Jerry M. Aufox, and each of them, our true and lawful attorneys and agents, with full power, to sign for us and in our names in the capacities indicated below, the Registration
Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable A. M. Castle & Co. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, to said Registration Statement and any and all amendments thereto.



          PURSUANT  TO THE  REQUIREMENTS  OF THE  SECURITIES  ACT  OF  1933,  AS
AMENDED,  THIS  REGISTRATION  STATEMENT HAS BEEN SIGNED BELOW BY OR ON BEHALF OF
THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

         Signature                                   Title                                Date
         ---------                                   -----                                ----
/s/  G. THOMAS MCKANE             President & Chief Executive Officer (Principal       July 1, 2003
-----------------------------          Executive Officer) and Director
     G. Thomas McKane

/s/  EDWARD F. CULLITON                     Principal Financial and                    July 1, 2003
-----------------------------           Accounting Officer and Director
     Edward F. Culliton

/s/  ROBERT W. GRUBBS                               Director                           July 1, 2003
-----------------------------
     Robert W. Grubbs

/s/  WILLIAM K. HALL                                Director                           July 1, 2003
-----------------------------
     William K. Hall

/s/  ROBERT S. HAMADA                               Director                           July 1, 2003
-----------------------------
     Robert S. Hamada

/s/  PATRICK J. HERBERT, III                        Director                           July 1, 2003
-----------------------------
     Patrick J. Herbert, III

/s/  JOHN P. KELLER                                 Director                           July 1, 2003
-----------------------------
     John P. Keller

/s/  JOHN W. MCCARTER, JR.                          Director                           July 1, 2003
-----------------------------
     John W. McCarter, Jr.

/s/  JOHN MCCARTNEY                                 Director                           July 1, 2003
-----------------------------
     John McCartney

/s/  JOHN W. PUTH                                   Director                           July 1, 2003
-----------------------------
     John W. Puth

/s/  MICHAEL SIMPSON                                Director                           July 1, 2003
-----------------------------
     Michael Simpson
